CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Neuro-Hitech, Inc. of our report dated March 28, 2007 relating to our audit of the consolidated financial statements, which appears in Neuro-Hitech, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Moore Stephens, P.C.
Moore Stephens, P.C. Certified Public Accountants

New York, New York August 7, 2007